UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 28, 2013
WINDSTREAM CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32422	20-0792300
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 Rodney Parham Road, Little Rock, Arkansas	72212
(Address of principal executive offices)	(Zip Code)
(501) 748-7000
Registrant’s telephone number, including area code
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Based on preliminary estimates, Windstream Corporation ("Windstream" or the "Company") expects to incur a pre-tax, non-cash charge of approximately $70 million during the fourth quarter of 2012 related to its pension plan. The charge is due to a decrease in the plan discount rate from 4.64 percent to 3.85 percent, offset by higher than expected returns on plan assets. There is no change in the Company's previously stated pension contribution expectation of $20 million to $30 million in 2013.

Forward-Looking Statements

Certain statements contained in this Form 8-K may constitute forward-looking statements. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements, including with respect to Windstream's expected pension contribution in 2013, are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors, including those described in filings by Windstream with the Securities and Exchange Commission, which can be found at www.sec.gov.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WINDSTREAM CORPORATION

By:	/s/ John P. Fletcher
Name:	John P. Fletcher
Title:	Executive Vice President and General Counsel
January 28, 2013